(h)(5)

ADMINISTRATION AGREEMENT

This AGREEMENT made this January 1, 2015 between each of the registered investment companies (each a “Fund” and collectively, the “Funds”), on behalf of each series thereof (each a “Series”) set forth on Schedule A hereto, as such schedule may be amended from time to time to add additional Funds or Series, and Voya Funds Services, LLC (the “Administrator”), a Delaware limited liability company.

WHEREAS, the Fund is either an open-end or closed-end investment management company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund desires to avail itself of the services of the Administrator for the provision of administrative services for the Fund; and

WHEREAS, the Administrator is willing to render such services to the Fund.

NOW THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

1.                                      Appointment.  The Fund hereby appoints the Administrator, subject to the direction of the Board of Directors/Trustees, for the period and on the terms set forth in this Agreement, to provide administrative services, as described herein, with respect to the Fund.  The Administrator accepts such appointment and agrees to render the services set forth herein.

2.                                      Services of the Administrator.  Subject to the general supervision of the Board of Directors/Trustees of the Funds, the Administrator shall provide all administrative services reasonably necessary for the ordinary operation of each Fund as of the date first above written (“Administrative Services”).  Provided, however, that Administrative Services shall not include the services identified on Schedule B and, therefore, such services shall be deemed to be outside of the scope of this Agreement.

3.                                      Conformity with Applicable Law.  The Administrator, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Fund and with the instructions and directions of the Board of Directors/Trustees of the Fund and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

4.                                      Exclusivity.  The services of the Administrator to the Fund under this Agreement are not to be deemed exclusive, and the Administrator, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and to engage in other activities, so long as its services hereunder are not impaired thereby.

5.                                      Allocation and Delegation of Responsibilities.  The Administrative Services may be furnished by any directors, officers or employees of the Administrator or of affiliates of the Administrator.  The Administrator may, at the expense of the Administrator, retain the services of a third party as its delegate, under the Administrator’s supervision, to provide in its stead any

Administrative Service; provided, however, that any such delegation to a third party shall be subject to the approval of Fund’s Board of Directors/Trustees.  The Administrator shall remain liable to the Fund for any service delegated to a third party pursuant to Section 5 to the same extent as if the Administrator provided the services itself.

6.                                      Expenses.  During the term of this Agreement, the Administrator will be responsible for paying the expenses incurred by it in connection with its activities under this Agreement described on Schedule C attached hereto, as it may be revised from time to time to account for changes in the vendors paid.

7.                                      Compensation.

(a)                                 For the services provided by the Administrator pursuant to this Agreement, the Fund will pay to the Administrator the annual fee set forth in Schedule D hereto.

(b)                                 The administration fee shall be accrued daily by the Fund and paid to the Administrator at the end of each calendar month.

8.                                      Liability of the Administrator.

(a)                                 General.  The Administrator may rely on information reasonably believed by it to be accurate and reliable.  Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Administrator nor its stockholders, officers, directors/trustees employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Administrator’s duties, or by reason of reckless disregard of the Administrator’s obligations and duties under this Agreement.  The liability incurred by the Administrator pursuant to this paragraph 8(a) in any year shall be limited to the revenues of the Administrator derived from the Fund in that fiscal year of the Fund.  The Administrator shall look solely to Fund property for satisfaction of claims of any nature against the Fund or a director, officer, employee or agent of the Fund individually arising in connection with the affairs of the Fund.

(b)                                 Fund Disclosures.

(i)                                     The Administrator shall be responsible for preparing the Fund’s registration statements and supplements to the Fund’s prospectuses and statements of additional information (“Disclosure Documents”), and for filing or arranging for the filing of such Disclosure Documents with the Securities and Exchange Commission (“SEC”) and other federal and state regulatory authorities as may be required by applicable law.

(ii)                                  Notwithstanding anything in Section 8 or elsewhere in this Agreement, the Administrator shall exercise reasonable care consistent with a fiduciary duty in fulfilling its responsibilities under Section 8(b)(i) of this Agreement.

(iii)                               In the event of a claim, litigation, liability, or a regulatory action or investigation (collectively, a “Disclosure Claim”) that arises out of or is based upon the disclosure in a Disclosure Document for the Fund (including, but not limited to, a claim arising from an untrue statement or alleged untrue statement in a registration statement for the Fund or an omission or alleged omission of a material fact required to be stated therein or necessary to make statements made in a registration statement not misleading), the Administrator shall indemnify and hold harmless the Fund and each individual who, during the term of this Agreement, serves or had served as a Director/Trustee of the Fund who is not an “interested person” of the Fund, as such term is defined in the 1940 Act (an “Independent Director/Trustee”), if such Disclosure Claim arises from the Administrator’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation or filing of the Fund’s Disclosure Documents for the loss, costs, or damages, including amounts paid in settlement with the written consent of the Administrator, which consent shall not be unreasonably withheld, and including reasonable legal and other expenses, that arise from such Disclosure Claim.

(iv)                              In addition to the indemnification provided in Section 8(b)(iii) of this Agreement, the Administrator agrees to indemnify and hold harmless the Independent Directors/Trustees for the costs of defense of a Disclosure Claim, including reasonable attorney’s fees, regardless of whether such Disclosure Claim arises from the Administrator’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation of the Fund’s Disclosure Documents, subject to the Administrator’s right to assume the defense of such Disclosure Claim pursuant to Section 8(b)(ix) of this Agreement.

(v)                                 The parties expressly acknowledge that this Section 8(b) confers rights and remedies upon the Fund and each Independent Director/Trustee, including the right to enforce the indemnification provided for in Sections 8(b)(iii) and 8(b)(iv) of this Agreement.  The obligation of the Administrator to provide indemnification to the Fund and the Independent Directors/Trustees, as set forth in this Section 8(b), shall remain in effect after the termination of this Agreement.

(vi)                              The indemnification of the Fund provided for in Section 8(b)(iii) of this Agreement shall apply only to the extent that any loss to the Fund is not covered by insurance held by the Fund, and shall not apply if: (A) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Director/Trustee for inclusion in the Fund’s Disclosure Documents; or (B) indemnification is not allowed under applicable law.

(vii)                           The indemnification of an Independent Director/Trustee provided in Sections 8(b)(iii) and 8(b)(iv) of this Agreement shall apply only to the extent that any loss to the Independent Director/Trustee is not covered by insurance held by the Fund or the Independent Director/Trustee , and shall not apply if: (A) losses are actually indemnified by the Fund, consistent with the Fund’s organizational documents; (B) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Director/Trustee for inclusion in the Fund’s Disclosure Documents; (C) losses are the result of willful misfeasance, bad faith, gross negligence or reckless disregard on the part of an Independent Director/Trustee; or (D) indemnification is not allowed under applicable law.

(viii)                        The Administrator shall not be liable for indemnification of an Independent Director/Trustee under this Section 8(b) unless the Independent Director/Trustee has notified the Administrator in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Disclosure Claim is served upon such Independent Director/Trustee (or after such Independent Director/Trustee shall have received notice of such service on any designated agent); provided, however, that notification of the Administrator is not required if the Administrator had actual knowledge about the nature of the Disclosure Claim.  In the event of a request for indemnification from an Independent Director/Trustee, the Administrator shall pay advances to the fullest extent permissible under the 1940 Act and applicable state law.

(ix)                              In the event of a request for indemnification from the Fund or an Independent Director/Trustee (“Indemnified Party”), the Administrator shall be entitled, upon notice to the Indemnified Party, to assume the defense of any Disclosure Claim against the Indemnified Party, with counsel satisfactory to the Administrator and the Indemnified Party.

(x) Section 8(a) shall not apply to a claim for indemnification under this Section 8(b).

9.                                      Continuation and Termination.  This Agreement shall become effective on the date first written above.  The Agreement shall continue in full force and effect through January 1, 2016 and shall continue from year to year thereafter, unless terminated as provided herein.

This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors/Trustees of the Fund on sixty (60) days’ written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Fund.

10.                               Amendment.  This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.  This Agreement shall extend to and shall be binding upon the parties thereto, and their respective successors and assigns; provided, however, that this Agreement

11.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

12.                               Applicable Law.

(a)                                 This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

(b)                                 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(c)                                  The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

13.                               Limitation of Liability for Claims.  The Administrator is hereby expressly put on notice of the limitation of liability as set forth in the Declaration and agrees that the obligations assumed by the Fund on behalf of each Series pursuant to this Agreement shall be limited in all cases to each applicable Series and their assets, and the Administrator shall not seek satisfaction of any such obligation from the shareholders of any Fund or any other Series of the Fund, or from any director, trustee, officer, employee or agent of the Fund.  The Administrator understands that the rights and obligations of each Series under the Declaration are separate and distinct from those of any and all other Series.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

By and on Behalf of each of the Funds set forth on Schedule A hereto dated the date of this Agreement:

By:	/s/	Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

VOYA FUNDS SERVICES, LLC

By:	/s/	Todd Modic
Todd Modic
Senior Vice President

SCHEDULE A

with respect to the

ADMINISTRATION AGREEMENT

between

Funds set forth on Schedule A and

Voya Funds Services, LLC

CLOSED-END FUNDS:

Voya Asia Pacific High Dividend Equity Income Fund

Voya Emerging Markets High Dividend Equity Fund

Voya Global Advantage and Premium Opportunity Fund

Voya Global Equity Dividend and Premium Opportunity Fund

Voya Infrastructure, Industrials and Materials Fund

Voya International High Dividend Equity Income Fund

Voya Natural Resources Equity Income Fund

Voya Prime Rate Trust

Voya Senior Income Fund

OPEN-END FUNDS:

Voya Balanced Portfolio, Inc.

Voya Balanced Portfolio

Voya Equity Trust

Voya Growth Opportunities Fund

Voya Large Cap Value Fund

Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund

Voya Real Estate Fund

Voya SmallCap Opportunities Fund

Voya Funds Trust

Voya Floating Rate Fund

Voya GNMA Income Fund

Voya High Yield Bond Fund

Voya Intermediate Bond Fund

Voya Short Term Bond Fund

Voya Strategic Income Opportunities Fund

Voya Intermediate Bond Portfolio

Voya Intermediate Bond Portfolio

Voya Investors Trust

VY® BlackRock Inflation Protected Bond Portfolio

VY® Clarion Global Real Estate Portfolio

VY® Clarion Real Estate Portfolio

VY® DFA World Equity Portfolio

VY® FMRSM Diversified Mid Cap Portfolio

VY® Franklin Income Portfolio

VY® Franklin Mutual Shares Portfolio

VY® Franklin Templeton Founding Strategy Portfolio

Voya Global Perspectives Portfolio

Voya Global Resources Portfolio

Voya High Yield Portfolio

VY® Invesco Growth and Income Portfolio

VY® JPMorgan Emerging Markets Equity Portfolio

VY® JPMorgan Small Cap Core Equity Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

Voya Liquid Assets Portfolio

VY® Morgan Stanley Global Franchise Portfolio

Voya Multi-Manager Large Cap Core Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

VY® T. Rowe Price Capital Appreciation Portfolio

VY® T. Rowe Price Equity Income Portfolio

VY® T. Rowe Price International Stock Portfolio

VY® Templeton Global Growth Portfolio

Voya U.S. Stock Index Portfolio

Voya Money Market Portfolio

Voya Money Market Portfolio

Voya Mutual Funds

Voya Diversified Emerging Markets Debt Fund

Voya Diversified International Fund

Voya Emerging Markets Equity Dividend Fund

Voya Global Bond Fund

Voya Global Equity Dividend Fund

Voya Global Natural Resources Fund

Voya Global Perspectives Fund

Voya Global Real Estate Fund

Voya Global Value Advantage Fund

Voya International Core Fund

Voya International Real Estate Fund

Voya Multi-Manager Emerging Markets Equity Fund

Voya Multi-Manager International Equity Fund

Voya Multi-Manager International Small Cap Fund

Voya Russia Fund

Voya Partners, Inc.

Voya Aggregate Bond Portfolio

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

VY® Columbia Contrarian Core Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Fidelity® VIP Contrafund® Portfolio

VY® Fidelity® VIP Equity-Income Portfolio

VY® Fidelity® VIP Mid Cap Portfolio

Voya Global Bond Portfolio

Voya Index Solution 2015 Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution Income Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® JPMorgan Mid Cap Value Portfolio

VY® Oppenheimer Global Portfolio

VY® Pioneer High Yield Portfolio

Voya Solution 2015 Portfolio

Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio

VY® T. Rowe Price Growth Equity Portfolio

VY® Templeton Foreign Equity Portfolio

Voya Separate Portfolios Trust

Voya Emerging Markets Corporate Debt Fund

Voya Emerging Markets Hard Currency Debt Fund

Voya Emerging Markets Local Currency Debt Fund

Voya Investment Grade Credit Fund

Voya Retirement Solution 2020 Fund

Voya Retirement Solution 2025 Fund

Voya Retirement Solution 2030 Fund

Voya Retirement Solution 2035 Fund

Voya Retirement Solution 2040 Fund

Voya Retirement Solution 2045 Fund

Voya Retirement Solution 2050 Fund

Voya Retirement Solution 2055 Fund

Voya Retirement Solution Income Fund

Voya Securitized Credit Fund

Voya Series Fund, Inc.

Voya Capital Allocation Fund

Voya Core Equity Research Fund

Voya Corporate Leaders 100 Fund

Voya Global Target Payment Fund

Voya Large Cap Growth Fund

Voya Mid Cap Value Advantage Fund

Voya Money Market Fund

Voya Small Company Fund

Voya Strategic Allocation Portfolios, Inc.

Voya Strategic Allocation Conservative Portfolio

Voya Strategic Allocation Growth Portfolio

Voya Strategic Allocation Moderate Portfolio

Voya Variable Funds

Voya Growth and Income Portfolio

Voya Variable Portfolios, Inc.

Voya Australia Index Portfolio

Voya Emerging Markets Index Portfolio

Voya Euro STOXX 50® Index Portfolio

Voya FTSE 100 Index® Portfolio

Voya Global Value Advantage Portfolio

Voya Hang Seng Index Portfolio

Voya Index Plus LargeCap Portfolio

Voya Index Plus MidCap Portfolio

Voya Index Plus SmallCap Portfolio

Voya International Index Portfolio

Voya Japan TOPIX Index® Portfolio

Voya Russell™ Large Cap Growth Index Portfolio

Voya Russell™ Large Cap Index Portfolio

Voya Russell™ Large Cap Value Index Portfolio

Voya Russell™ Mid Cap Growth Index Portfolio

Voya Russell™ Mid Cap Index Portfolio

Voya Russell™ Small Cap Index Portfolio

Voya Small Company Portfolio

Voya U.S.  Bond Index Portfolio

Voya Variable Products Trust

Voya International Value Portfolio

Voya MidCap Opportunities Portfolio

Voya SmallCap Opportunities Portfolio

SCHEDULE B

with respect to the

ADMINISTRATION AGREEMENT

between

Funds set forth on Schedule A and

Voya Funds Services, LLC

EXCLUDED SERVICES

As set forth in Section 2 of this Agreement, the direct provision of the following services shall be deemed to be outside the scope of this Agreement.

1.              Investment advisory services of the sort provided by the investment adviser or sub-adviser to a Fund

2.              Underwriting or distribution services of the sort provided by the underwriter or distributor to a Fund

3.              Distribution or shareholder services provided to a Fund pursuant to a plan, whether or not adopted under Rule 12b-1 promulgated under the 1940 Act

4.              Custody services such as those currently provided by The Bank of New York Mellon and State Street Bank

5.              Fund accounting services of the sort currently provided by The Bank of New York Mellon and State Street Bank, inclusive of pricing services utilized by the fund accounting agents

6.              Transfer agency and recordkeeping services provided by various brokers/dealers and other intermediaries

7.              Transfer agency services such as those currently provided by The Bank of New York Mellon and Computershare Limited

8.              Printing and postage for shareholder reports, prospectuses and statements of additional information such as is currently provided by Merrill Corporation, Universal Wilde, RR Donnelley & Sons Company and Broadridge Financial Solutions, Inc.

9.              External counsel and legal services such as those currently provided to the Funds or to the independent Directors/Trustees by Dechert LLP, Goodwin Procter LLP, and K&L Gates LLP

10.       Audits and semi-annual reviews of financial statements, prospectuses and Form N-14 filings such as those currently provided by KPMG LLP

11.       Tax consulting services, review of tax compliance and other tax services such as those currently provided by KPMG LLP

12.       Fair value pricing services such as those currently provided by Interactive Data Corporation

13.       Proxy tabulation and solicitation services related to shareholder meetings for a Fund, such as those currently provided by Broadridge Financial Solutions, Inc. and/or Computershare Limited

14.       Identifying and tracking services for wash sales activity such as those currently provided by Gainskeeper (Wolters Kluwer Financial Services, Inc.)

15.       Attribution and risk analysis services provided in support of the Chief Investment Risk Officer such as those currently provided by the Bank of New York-Wilshire Atlas/Axiom Attribution and Risk Analysis System

16.       Recordkeeping services related to the Director/Trustee deferred compensation plan such as those currently provided by Pen-Cal Administrators

17.       Call center services related to phone representatives that service existing fund shareholders of record such as those currently provided by The Bank of New York Mellon Services

18.       Consultants hired at the request of the Board of Directors/Trustees to advise them

19.       Administrative Services that are not reasonably necessary for the ordinary operation of each Fund as of the date first above written, but that may be required in the future

SCHEDULE C

with respect to the

ADMINISTRATION AGREEMENT

between

Funds set forth on Schedule A

And

Voya Funds Services, LLC

EXPENSES

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Administrator	ALLOCATION NOTE

Allocated Expenses

1	General Services	KPMG LLP (17f-2 Audit Fees)	Affiliated sub-custodian account test work	50%

2	Fund Accounting/ Financial Reporting Services	Morgan Stanley GICS Direct License	Industry Classification for equity securities for financial reporting purposes	50%	Funds’ portion is limited to a maximum of $40,000.

3	Fund Accounting/ Financial Reporting Services	RIMES Technologies Corporation	Aggregated benchmark data (returns). Data is used in Funds’ annual and semi-annual reports and prospectuses.	60%

4	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	Proxy Advisory Services and Voting Agent Service	50%

5	Proxy Voting Services	Farient	Proxy Analysis	50%

6	Finance Services	Bloomberg / Morningstar / NYSE / Strategic Insight / Institutional Investor / Etc.	Market Data Service Providers (Non-CIRO usage)	95%	Allocation to the Funds is based on Board usage/subscriptions. Only actual Board usage costs are allocated to the Funds.

7	Industry Association Dues	Investment Company Institute	General membership fees	90%	Funds portion is limited to a maximum of the fee paid by the Funds for Mutual Funds Directors Forum membership.

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Administrator	ALLOCATION NOTE

Allocated Expenses, continued

8	Chief Investment Risk Officer(1)	Chief Investment Risk Officer (CIRO)	Costs associated with the CIRO function	40%	Overhead(2) items are allocable to the Administrator.

9	Chief Compliance Officer(1)	Office of the Chief Compliance Officer (CCO)	CCO Function	0%	Overhead(2) items are allocable to the Administrator.

Voya Expenses

10	General Services	Confluence	Software application to assist in monitoring the budgets and the accruals of expenses of mutual funds.	100%

11	General Services	Bonaire	Electronic system for calculation of fund fees and payments to sub-advisers. Annual license cost.	100%

12	Fund Compliance	Albridge	Electronic system for Fund Compliance - monthly compliance checklist process. Annual license cost.	100%

13	Fund Compliance	Bank of New York	Money Market Stress Testing	100%

14	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	Securities Class Action Service — (SCAS)	100%

15	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	US & Global Custom Voting Agent Services / Vote Disclosure Services	100%

(1)                     CIRO and CCO costs are considered “extraordinary expenses” and are therefore excluded from expenses that are subject to the Funds’ Expense Limitation Agreements.

(2)                     Overhead includes the costs associated with the following items; technology (except for Market Data Services and any IT Software expenses that are for the sole use of the CIRO or CCO); facilities; equipment; printing; and postage.

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Administrator	ALLOCATION NOTE

Voya Expenses, continued

16	Operational Services	Eagle Pace	Fund Data Warehouse - Annual License Agreement	100%

17	Product Management/ Development Services	The Bank of New York- Wilshire Atlas/Axiom Attribution and Risk Analysis System - Voya Use	Attribution Analysis	100%

18	Legal Services	Dechert LLP (External Legal Fees)	External counsel and legal services provided to Voya regarding Advisory/ Administrator Matters	100%

19	Legal Services	Voya Funds Services, LLC (Internal Legal Fees)	Legal services for Management and the Funds performed by Internal Legal Staff	100%

20	Legal Services	Diligent Boardbooks	Online Board Document Management System for Board Meeting Materials	100%

21	Legal Services	ARC System	Content Management System for Registration Statement Production	100%

22	Legal Services	Abel Noser	Trade Cost Analysis	100%

23	Legal Services	Board IQ / Ignites	Industry Publications	100%

SCHEDULE D

with respect to the

ADMINISTRATION AGREEMENT

between

Funds set forth on Schedule A

and

Voya Funds Services, LLC

Fund	Administrative Services Fee

Open-End Funds set forth on Schedule A	0.10% (as a percentage of average daily net assets)

Closed-End Funds set forth on Schedule A (except Voya Prime Rate Trust)	0.10% (as a percentage of Managed Assets*)

Voya Prime Rate Trust	0.25% (as a percentage of Managed Assets*)

*       “Managed Assets” shall mean the Fund’s average daily gross asset value, minus the sum of the Fund’s accrued and unpaid dividends on any outstanding preferred shares and accrued liabilities (other than liabilities for the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and the liquidation preference of any outstanding preferred shares).